                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:


[ ]   Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[X]   Definitive Proxy Statement
[ ]   Definitive Additional Materials
[ ]   Soliciting Material Under Rule 14a-12


                           Southern Community Bancorp
                (Name of Registrant as Specified in Its Charter)


                    (Name of Person(s) Filing Proxy Statement
                          if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]   No fee required.
[ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

      1)    Title of each class of securities to which transaction applies:

      2)    Aggregate number of securities to which transaction applies:

      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

      4)    Proposed maximum aggregate value of transaction:

      5)    Total fee paid:

[ ]   Fee paid previously with preliminary materials:
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1)    Amount Previously Paid:

      2)    Form, Schedule or Registration Statement No.:

      3)    Filing Party:

      4)    Date Filed:

                           SOUTHERN COMMUNITY BANCORP
                             250 North Orange Avenue
                             Orlando, Florida 32801

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                            To Be Held April 17, 2003


To Our Shareholders:


      The 2003 annual meeting of shareholders of Southern Community Bancorp will be held on April 17, 2003, at 5:00 p.m., local time, at the Lake Mary office of the Company's principal subsidiary, Southern Community Bank, 175 Timacuan Boulevard, Lake Mary, Florida, for the following purposes:


         1. To elect 6 directors of the Company, each for a term of three years.

         2. To vote on a proposed amendment to the articles of incorporation of the Company that would provide that the number of directors would be specified in the Company's bylaws, as amended from time to time by the Company's board of directors.

         3. To transact such other business as may properly come before the annual meeting or any adjournment or postponement thereof.

      These matters are more fully discussed in the accompanying proxy statement.


      FOR PURPOSES OF THE FLORIDA INTANGIBLE TAX, AT DECEMBER 31, 2002, THE JUST VALUE PER SHARE OF THE COMMON STOCK OF SOUTHERN COMMUNITY BANCORP WAS $10.50 PER SHARE.


      The board of directors has fixed the close of business on March 14, 2003 as the record date for the determination of shareholders entitled to notice of, and to vote at, the annual meeting.

      The annual meeting may be adjourned from time to time without further notice other than announcement at the meeting or any adjournment thereof.

      WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, PLEASE DATE, SIGN, AND PROMPTLY RETURN THE ENCLOSED PROXY, WHICH IS SOLICITED BY AND ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY.

                                      By order of the Board of Directors


                                      Linda J. Cook, Corporate Secretary


Orlando, Florida
March 28, 2003

                                TABLE OF CONTENTS

                                                                                                                PAGE
                                                                                                                ----

INTRODUCTION......................................................................................................4

OUTSTANDING VOTING STOCK..........................................................................................5

ITEM 1 - ELECTION OF DIRECTORS....................................................................................5
      Background of Director Nominees and Continuing Directors....................................................7
      Committees of the Board of Directors........................................................................9
      Audit Committee............................................................................................10
      Report of the Audit Committee..............................................................................10
      Compensation Committee.....................................................................................11
      Meetings of the Board of Directors and Committees of the Board of Directors................................11

ITEM 2 - PROPOSED AMENDMENT TO ARTICLES OF INCORPORATION.........................................................12
      Background.................................................................................................12
      Proposed Amendment.........................................................................................12
      Reasons for Amendment......................................................................................12

PRINCIPAL SHAREHOLDERS AND SECURITY OWNERSHIP OF MANAGEMENT......................................................14
      Section 16(a) Beneficial Ownership Reporting Compliance....................................................16

EXECUTIVE COMPENSATION...........................................................................................17
      Termination Agreements.....................................................................................19
      Salary Continuation Agreements.............................................................................19
      Restricted Stock Agreement with Mr. Brinkley...............................................................20
      Stock Option Plans.........................................................................................21
      Employee Stock Purchase Plan...............................................................................21
      Compensation of Directors..................................................................................22

TRANSACTIONS WITH MANAGEMENT AND OTHERS..........................................................................23

COMPANY'S RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS.......................................................24
      Audit and Non-Audit Fees...................................................................................24


ADDITIONAL INFORMATION...........................................................................................25
      Costs of Solicitation......................................................................................25
      Shareholder Proposals for the 2004 Meeting.................................................................25
      "Householding" of Proxy Materials..........................................................................25
      Florida Intangible Tax.....................................................................................25
      Other Matters..............................................................................................25


PROXY............................................................................................................27


                                 PROXY STATEMENT

                           SOUTHERN COMMUNITY BANCORP

                             250 North Orange Avenue
                             Orlando, Florida 32801



ANNUAL MEETING OF SHAREHOLDERS
to be held on April 17, 2003


                                  INTRODUCTION


         This proxy statement is furnished to the shareholders of Southern Community Bancorp in connection with the solicitation of proxies by the board of directors of the Company for the annual meeting of shareholders to be held on April 17, 2003, at 5:00 p.m., local time, at the Lake Mary office of the Company's principal subsidiary, Southern Community Bank, 175 Timacuan Boulevard, Lake Mary, Florida.

         This proxy statement and the accompanying proxy form are being mailed to shareholders on or about March 28, 2003.


         The board of directors of the Company has ordered the annual meeting of shareholders to be held on April 17, 2003, and has fixed the close of business on March 14, 2003, as the record date for the determination of shareholders entitled to receive notice of, and to vote at, the annual meeting or any adjournment or postponement thereof.

         Proxies in the accompanying form, properly executed, duly returned to us and not revoked, will be voted in the manner specified on the proxy. If no instructions are specified, proxies will be voted in favor each matter set forth on the proxy card. Returning a signed proxy will not affect your right to attend the annual meeting and to vote in person, since proxies are revocable. A proxy for the annual meeting may be revoked at any time prior to its use by submission of a later dated proxy, by delivery of written notice of revocation to the president of the Company, or by voting in person at the annual meeting. Presence at the annual meeting does not of itself revoke a proxy.

         The Annual Report of the Company for the fiscal year ended December 31, 2002, including the Company's consolidated financial statements, is being mailed to each shareholder together with this proxy statement.

                            OUTSTANDING VOTING STOCK


         On March 14, 2003, the Company had 6,729,814 outstanding shares of common stock, which constitute the only class of voting securities of the Company. The presence, in person or by properly executed proxy, of the holders of a majority of the outstanding shares of common stock entitled to vote is necessary to constitute a quorum at the meeting. Each holder of common stock on the record date is entitled to cast one vote per share, exercisable in person or by proxy, at all meetings of shareholders. Directors are elected by a plurality vote of the shares of common stock present in person or represented by proxy at the annual meeting. Any other matters to be considered at the annual meeting shall be approved if the votes cast in favor of the action exceed the votes cast opposing the action.

         As of March 14, 2003, the executive officers and members of the board of directors of the Company beneficially owned a total of 1,788,098 shares of common stock, or approximately 26.6% of the shares of common stock outstanding. These persons have informed the Company that they intend to vote their shares of common stock to elect the persons nominated as directors by the board of directors, and in favor of the proposed amendment to the Company's articles of incorporation.



                         ITEM 1 - ELECTION OF DIRECTORS

         The board of directors of the Company is divided into three classes, whose terms expire at successive annual meetings. Six directors will be elected at the 2003 annual meeting to serve for three-year terms. The persons nominated by the board of directors are: Clark D. Jensen, Sanford H. Miller, Sal A. Nunziata, Stanley H. Sandefur, Gregory K. Talbott and Joel E. Whittenhall. You can find information about these nominees below.


         The person named in the proxy card will vote such proxy for the election of these nominees, unless you indicate that your vote should be withheld. If elected, these nominees will continue in office until their successors have been duly elected and qualified, or until the earlier of their death, resignation or retirement. We expect each nominee to be able to serve if elected.

         Beginning on page 6 you can find the principal occupation and other information about the directors whose terms of office will continue after the 2003 annual meeting.


         THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE FOR THE ELECTION OF EACH NOMINEE AS A DIRECTOR.

                  DIRECTOR NOMINEES FOR TERMS EXPIRING IN 2006

NAME                            AGE     PRINCIPAL OCCUPATION

Clark D. Jensen                 53      President, Jensen & Bernier, Inc.

Sanford H. Miller               50      Chairman and Chief Executive Officer,
                                        Budget Group, Inc.

Sal A. Nunziata                 35      Vice President, American Heritage
                                        Mortgage Corp., and Managing Director,
                                        Southern Community Banc Mortgage, LLC

Stanley H. Sandefur             50      President, Sandefur Holding Co., Inc.

Gregory K. Talbott              48      President, Talbott Realty, Inc.

Joel E. Whittenhall             43      President, Southern Community Bank of
                                        Southwest Florida


                      DIRECTORS WHOSE TERMS EXPIRE IN 2004

NAME                           AGE      PRINCIPAL OCCUPATION

Dennis G. Bedley                46      President, Southern Community  Bank of
                                        South Florida

Charlie W. Brinkley, Jr.        49      Chairman of the Board and Chief
                                        Executive Officer of Company

Alfred J. Cinque                64      Senior Vice-President, Gruntal & Co.

Thomas H. Dargan, Jr.           48      President, Southern Community Bank,
                                        Atlantic

Richard L. Garner               49      Chief Executive Officer, Southern
                                        Community Bank of Southwest Florida

John G. Squires                 56      President and Chief Financial Officer of
                                        the Company and Chief Executive Officer
                                        of Southern Community Bank

                      DIRECTORS WHOSE TERMS EXPIRE IN 2005

NAME                            AGE     PRINCIPAL OCCUPATION

George D. Anderson              63      President of Reliance Petroleum, Inc.,
                                        and Owner of Surfside Resorts

P.T. Fleuchaus                  75      Oral Surgeon

Dennis E. Gilkey                51      Chief Executive Officer, Bonita Bay
                                        Properties, Inc.

Jennings L. Hurt, III           50      Partner, Rissman, Weisberg, Barrett,
                                        Hunt, Donahue & McCain, P.A.

John K. Ritenour                51      Chief Executive Officer, Insurance
                                        Office of America, Inc.


BACKGROUND OF DIRECTOR NOMINEES AND CONTINUING DIRECTORS

         GEORGE D. ANDERSON has served as a director of the Company since 2001 and as a director of Peninsula Bank of Central Florida (now known as Southern Community Bank, Atlantic) since 1998. He has owned and operated hotel properties in the Daytona Beach resort area since 1972. Mr. Anderson is the principal owner of Surfside Resorts, and serves as president of Reliance Petroleum, the owner of several service stations and retail stations located in southeast Florida. He served a director of SunTrust Bank of Volusia County from 1995 until 1998.

         DENNIS G. BEDLEY has served as a director of the Company as well as president of Southern Community Bank of South Florida since August 2002. From March 2001 to August 2002, he also served as the vice president of the Company, as well as the vice president of Southern Community Bank. From 1998 through March 2001, he was president of Colonial Bank, West Palm Beach, Florida. From 1996 to 1998, he was a senior banking executive for Capital Bank in Fort Lauderdale, Florida.

         CHARLIE W. BRINKLEY, JR. has served as chairman of the board and chief executive officer of the Company since its organization in 1999, and chairman of Southern Community Bank since 1999. He also serves as a director of Southern Community Bank of South Florida and Southern Community Bank of Southwest Florida. Mr. Brinkley was an organizing director of Southern Bank of Central Florida and served as its only president and chief executive officer from 1988 to 1996 when it was acquired by Colonial Bank of Montgomery, Alabama. From 1996 until 1998, Mr. Brinkley continued to serve as president of Colonial Bank, Florida region. Mr.

Brinkley began his banking career in the Orlando area in 1978 at ComBank of Casselberry, which was acquired by Freedom Savings and Loan Association in 1983.

         ALFRED J. CINQUE has served as a director of the Company and of Southern Community Bank of South Florida since August 2002. He has served as Senior Vice-President of Gruntal & Co., West Palm Beach, Florida since 1997.

         THOMAS H. DARGAN, JR. has served as a director the Company since 2001 and has served as president and chief executive officer of Peninsula Bank of Central Florida (now known as Southern Community Bank, Atlantic) since its founding in 1998. He has 22 years of banking experience in Florida, including 15 years in the Daytona Beach community. He served as president and chief executive officer of Tomoka State Bank from 1994 until its sale in 1997 to Colonial Bank. Subsequent to the transaction, he served as president for the Volusia area of Colonia Bank.

         DR. P.T. FLEUCHAUS has served as a director of the Company since 2001 and as a director of Peninsula Bank of Central Florida (now known as Southern Community Bank, Atlantic) since 1998. He also serves as the chairman of the Board of Directors of Southern Community Bank, Atlantic. He was an organizing director and served as chairman of the board of Tomoka State Bank, and served on the advisory board of Colonial Bank following its acquisition of Tomoka State Bank. Dr. Fleuchaus is a practicing oral surgeon.

         RICHARD L. GARNER became a vice president of the Company in 2000 and became a director in 2001 upon the opening of Southern Community Bank of Southwest Florida, of which he is chairman and chief executive officer. He previously served as president and chief executive officer of First National Bank of Bonita Springs (subsequently known as First National Bank of Florida) from 1994 until the acquisition of that bank by The Colonial BancGroup, Montgomery, Alabama, in 1998. From 1998 until 1999, Mr. Garner served as regional president and CEO of Colonial Bank, Southwest Florida region.

         DENNIS E. GILKEY has served as a director of the Company and of Southern Community Bank of Southwest Florida since 2001. He is a professional engineer residing in Bonita Springs. Since 1984, Mr. Gilkey has been employed with the real estate development firm Bonita Bay Properties, Inc., Bonita Springs, and has served as its chief executive officer since 1998.

         JENNINGS L. HURT, III has served as a director of the Company since 1999 and director of Southern Community Bank since 1998. Since 1988, Mr. Hurt has served as the managing shareholder of the law firm Rissman, Weisberg, Barrett, Hurt, Donahue & McLain, P.A., located in Orlando, Florida.

         CLARK D. JENSEN has served as a director of the Company and of Southern Community Bank of Southwest Florida since 2001. He is a building contractor residing in Naples. Since 1998, Mr. Jensen has been president of Jensen & Bernier, Inc., Naples. From 1994 to 1998 he was vice president of Imperial Homes of Naples, Inc.

         SANFORD MILLER has served as a director of the Company since 2001 and as a director of Peninsula Bank of Central Florida (now known as Southern Community Bank, Atlantic) since 1998. He is chairman and chief executive officer of Budget Group, Inc., a NYSE listed corporation that owns Budget Rent-A-Car Corporation. Mr. Miller was a founding director of Tomoka State Bank, and served as a director until its acquisition by Colonial Bank in 1997.

         SAL A. NUNZIATA has served as a director of the Company since August 2002. Mr. Nunziata has served as the managing director of Southern Community Mortgage Banc LLC since 2001. He also has served as the Vice-President of American Heritage Mortgage Corporation since 1998.

         JOHN K. RITENOUR has served as a director of Southern since 1999 and director of our Orlando bank since 1998. Since 1988, Mr. Ritenour has served as chief executive officer of the Insurance Office of America, Inc.

         STANLEY H. SANDEFUR has served as a director of Southern since 1999 and director of our Orlando bank since 1998. Since 1978, Mr. Sandefur has served as president and chief executive officer of Sandefur Holding Co., Inc. From 1985 to 1997, Mr. Sandefur served as a director of Seminole National Bank.


         JOHN G. SQUIRES has served as president of Southern since its organization in 1999, and as chief executive officer of our Orlando bank since its organization in 1998. He also serves as our Chief Financial Officer and as a director of our Boca Raton, and Bonita Springs banks. Mr. Squires was also an organizing director of Southern Bank of Central Florida in 1988 and served as its vice-chairman until its acquisition by Colonial Bank in 1996. From 1996 until 1997, Mr. Squires continued to serve as an executive vice president and director of Colonial Bank, Florida region. Mr. Squires began his Florida banking career in 1978 as president and director of ComBank of Casselberry which was acquired by Freedom Savings and Loan Association in 1983.


         GREGORY K. TALBOTT has served as a director of Southern and a director of our Boca Raton bank since August 2002. Mr. Talbott has been the owner and President of Talbott Realty, Inc., Boca Raton, Florida, since 1980.

         JOEL E. WHITTENHALL has served as a vice president of Southern since 2000 and as a director since 2001. He also has served as president, chief lending officer and director of our Bonita Springs bank since 2001. He previously served as executive vice president and senior lending officer of First National Bank of Florida (subsequently acquired by Colonial Bank) from 1994 to 1999.

COMMITTEES OF THE BOARD OF DIRECTORS

         The board of directors has 2 committees -- the audit committee and the compensation committee. The board does not have a nominating committee.

AUDIT COMMITTEE

         The audit committee consists of three members -- George D. Anderson, Jennings L. Hurt, III and John K. Ritenour. The audit committee held one meeting during 2002.

         The management of the Company is responsible for preparing the Company's consolidated financial statements and for the financial reporting process. The independent auditors appointed by the Company are responsible for expressing an opinion on the conformity of the Company's consolidated financial statements to generally accepted accounting principles in the United States. The audit committee provides oversight of the financial reporting process and the internal control system. More specifically, the audit committee performs the following principal functions:

         o recommends to the board of directors the engagement of independent auditors for the ensuing year;

         o   reviews the scope and budget for the annual audit;

         o reviews with independent auditors the results of the audit engagement, including review of the consolidated financial statements and the management letter;

         o reviews the scope of, and compliance with, the Company's internal controls; and

         o recommends to the board of directors that the audited consolidated financial statements be included in the Company's annual report on Form 10-K.

         The audit committee has not adopted a written charter. The audit committee expects to adopt a written charter during 2003.

         The Company has determined that George D. Anderson and Jennings L. Hurt, III, meet the definition of "independent director" contained in Rule 4200(a)(14) of the Nasdaq Marketplace Rules and that the composition of the audit committee satisfies the criteria for small business issuers as set forth in Rule 4350(d)(2)(C) of those rules.

REPORT OF THE AUDIT COMMITTEE

         The audit committee has reviewed and discussed with management and with the independent auditors the audited consolidated financial statements for the fiscal year ended December 31, 2002. The audit committee has also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communications with audit committees. Additionally, the audit committee (i) has received from the independent auditors the written disclosures required by Independence Standards Board No. 1, Independence Discussions with audit committees, (ii) has considered whether the provision of tax and accounting research and other non-audit services by the independent auditors to the Company is compatible with maintaining the auditor's independence, and (iii) has discussed with the independent auditors their independence from the Company and its management.

         In reliance on the foregoing reviews and discussions, the audit committee recommended to the board of directors that the audited consolidated financial statements referred to above be included in the Company's annual report on Form 10-K for the fiscal year ended December 31, 2002, for filing with the Securities and Exchange Commission ("SEC").

George D. Anderson, Member
Jennings L. Hurt, III, Member
John K. Ritenour, Member

COMPENSATION COMMITTEE

         The compensation committee consists of four members -- Alfred J. Cinque, Jennings L. Hurt, III, Clark D. Jensen and Sanford Miller. The compensation committee held one meeting during 2002. The compensation committee is responsible for establishing and administering the Company's executive compensation programs and stock option plans. The committee annually reviews the total compensation for the Company's two most senior executives and makes recommendations to the board of directors, which has final approval for their compensation. The committee also reviews senior management's recommendations regarding the compensation of other executives of the Company and its subsidiaries.

MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD OF DIRECTORS


         During 2002, the Company's board of directors held four meetings. All of the directors attended at least 75% of the meetings of the board of directors and of the committees on which they served during 2002.

            ITEM 2 - PROPOSED AMENDMENT TO ARTICLES OF INCORPORATION

BACKGROUND

         Article III, Paragraph A, of the Company's articles of incorporation currently provides that the board of directors shall consist of not less than 9 or more than 17 directors, with the exact number of directors to be determined from time to time by resolution of the board of directors. At the present time, the Company has a board of directors consisting of 17 members.

PROPOSED AMENDMENT

         The board of directors proposes to amend Article III, Paragraph A as follows:

                                   ARTICLE III

         A. NUMBER OF DIRECTORS. The business and affairs of the corporation shall be managed by or under the direction of a Board of Directors consisting of such number of directors as shall be specified in the bylaws of the corporation, as amended from time to time by the corporation's Board of Directors.

REASONS FOR AMENDMENT

         The board of directors believes that the limitation on the number of directors set forth in the articles of incorporation should be eliminated in order to provide the board of directors with ability to increase the size of the board of directors without further shareholder approval. The board believes that such amendment is in the best interests of the Company for the following reasons:

         o The board of directors believes that it may need to increase the size of the board from time to time in order to add qualified individuals from geographic areas in which the Company plans to expand. As part of the Company's business strategy, the Company seeks to enter new markets by establishing new bank subsidiaries. The Company seeks qualified individuals from each target market to serve on the board of directors, in order to demonstrate the Company's commitment to the new market and to induce qualified individuals to participate in the new bank.

         o The board of directors believes that it may need to increase the size of the board to add a "financial expert" as contemplated by the provisions of the Sarbanes-Oxley Act of 2002.

         o The board believes that it needs the flexibility to expand the size of the board from time to time to address business opportunities and regulatory requirements that may arise in the future.

         o The board believes that seeking shareholder approval of every increase in the size of the board is problematic due to the delay inherent in obtaining shareholder approval and the significant expense of holding a shareholder meeting and soliciting proxies.


POTENTIAL ANTI-TAKEOVER CONSEQUENCES

         The proposed amendment will allow the board to increase the size of the board at any time and to fill any vacancies created as a result of the increase. This provision may discourage, delay or prevent a change of control of the Company because the incumbent board could increase the board size and fill any resulting vacancies as a way of preventing a third party from obtaining control of the Company through a proxy contest. As a result of the amendment's possible effect of discouraging some takeovers, shareholders may be deprived of opportunities to sell some or all of their shares in a takeover which might involve a purchase price higher than the then current market price. Moreover, to the extent the amendment discourages open market purchases of the Company's shares, shareholders may be deprived of potential increases in the market price of the Company's shares.

         The amendment is not being proposed to prevent an unsolicited takeover attempt, and the board is not aware of any present attempt by theany person to acquire control of the Company, obtain representation on the board, or take any action that would affect the governance of the Company.

         The Company's articles of incorporation currently contain a provision which may be deemed to be an anti-takeover device. In particular, the articles provide for the division of the board into three classes of directors, serving staggered three-year terms, with each class being as nearly equal in number as possible. As a result, the staggered board may discourage proxy contests for the election of directors or purchases of a substantial block of stock by potential acquisitions because its provisions could operate to prevent obtaining control of the board in a relatively short period of time.

REQUIRED VOTE; BOARD RECOMMENDATION


         The proposed amendment must be approved by the holders of at least a majority of the shares represented in person or by proxy at the annual meeting. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ADOPTION OF THE PROPOSED AMENDMENT.

           PRINCIPAL SHAREHOLDERS AND SECURITY OWNERSHIP OF MANAGEMENT

         The following table sets forth, as of February 15, 2003, the number and percentage of shares of our outstanding common stock which are beneficially owned, directly or indirectly, by:

         o   each shareholder who owns more than 5% of the outstanding shares;

         o   each of the Company's directors;

         o   each of the Company's executive officers; and

         o   all of the Company's directors and executive officers as a group.

         The Company determines beneficial ownership based on the rules of the Securities and Exchange Commission. In general, beneficial ownership includes shares over which a person has sole or shared voting or investment power and shares which he has the right to acquire within 60 days. Unless otherwise indicated, the persons listed have sole voting and investment power over the shares beneficially owned.

                                                                                    SHARES
                                   PRINCIPAL POSITION WITH SOUTHERN              BENEFICIALLY
NAME                               COMMUNITY BANCORP                                OWNED            PERCENTAGE
George D. Anderson                 Director                                        139,510  (1)         2.1%

Dennis G. Bedley                   Director                                         42,846  (2)         0.6%

Charlie W. Brinkley, Jr.           Chairman and CEO                                278,872  (3)         4.2%

Alfred J. Cinque                   Director                                        114,240              1.7%

Thomas H. Dargan, Jr.              Director                                         99,726  (4)         1.5%

Sharyn E. Dickerson                Executive Vice President and CIO                 21,752  (5)         0.3%

P.T. Fleuchaus                     Director                                        125,136  (6)         1.9%

Richard L. Garner                  Director                                         89,172  (7)         1.3%

Dennis E. Gilkey                   Director                                         30,910  (8)         0.5%

Jennings L. Hurt, III              Director                                        209,790  (9)         3.1%

Clark D. Jensen                    Director                                         40,666  (10)        0.6%

Stephen R. Jeuck                   Controller                                        6,543  (11)        0.1%

Sanford Miller                     Director                                        156,136  (12)        2.3%

                                                                                    SHARES
                                   PRINCIPAL POSITION WITH SOUTHERN              BENEFICIALLY
NAME                               COMMUNITY BANCORP                                OWNED            PERCENTAGE
Sal A. Nunziata                    Director                                         24,394              0.4%

John K. Ritenour                   Director                                        179,868  (13)        2.7%

Stanley H. Sandefur                Director                                        209,788  (14)        3.1%

John G. Squires                    President, CFO and Director                     273,804  (15)        4.1%

Gregory K. Talbott                 Director                                         23,810              0.4%

Joel E. Whittenhall                Director                                         66,903  (16)        1.0%

All executive officers and                                                       2,133,866  (17)       30.2%
directors as a group (19
persons)


NOTES TO TABLE

(1) Includes 16,250 shares issuable upon exercise of outstanding stock options.
(2)   Includes 6,600 shares issuable upon exercise of outstanding stock options.
(3) Includes 56,000 shares issuable upon exercise of outstanding stock options.
(4) Includes 37,000 shares issuable upon exercise of outstanding stock options.
(5)   Includes 6,400 shares issuable upon exercise of outstanding stock options.
(6) Includes 16,250 shares issuable upon exercise of outstanding stock options.
(7) Includes 24,000 shares issuable upon exercise of outstanding stock options.
(8)   Includes 6,666 shares issuable upon exercise of outstanding stock options.
(9) Includes 20,000 shares issuable upon exercise of outstanding stock options.
(10)  Includes 6,666 shares issuable upon exercise of outstanding stock options.
(11)  Includes 3,400 shares issuable upon exercise of outstanding stock options.
(12) Includes 16,250 shares issuable upon exercise of outstanding stock options.
(13) Includes 20,000 shares issuable upon exercise of outstanding stock options.
(14) Includes 20,000 shares issuable upon exercise of outstanding stock options.
(15) Includes 92,500 shares issuable upon exercise of outstanding stock options.
(16) Includes 24,000 shares issuable upon exercise of outstanding stock options.
(17) Includes 371,982 shares issuable upon exercise of outstanding stock options.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than 10% of the Company's common stock, to file reports of ownership and changes in ownership of the common stock with the Securities and Exchange Commission.

         The Company became subject to the requirements of Section 16(a) during 2002 as a result of the registration of its common stock under Section 12(g) of the Securities and Exchange Act of 1934. The Company was required to register its common stock under Section 12(g) as a result of the increase in the number of shareholders, principally arising from the Company's merger with Peninsula Bancorp, Inc., in 2001. The Company was not initially aware of the obligation of its directors and executive officers to file these reports. As a result, the directors and executive officers did not file the reports due in 2002 on a timely basis. All of the transactions required to be disclosed on these reports have now been reported on Form 5s filed by each director and executive officer. The reports not filed on a timely basis consist of initial reports of beneficial ownership on Form 3 for each of the Company's current directors and executive officers and reports on Form 4 for the 11 directors and executive officers who purchased additional shares of the Company's common stock in the 2002 public offering. These persons were George Anderson, Dennis Bedley, Charlie Brinkley, Thomas Dargan, P.T. Fleuchaus, Richard Garner, Jennings Hurt, Sanford Miller, John Ritenour, Stanley Sandefur, and John Squires.

                             EXECUTIVE COMPENSATION

         The following table sets forth information concerning compensation for services rendered to the Company in 2002 by its five most highly compensated executive officers.

                           SUMMARY COMPENSATION TABLE

                                                            Annual                        Long-Term
                                                         Compensation                Compensation Awards
                                                     ---------------------     -------------------------------
                                                                               Restricted          Securities
                                                                                 Stock             Underlying
Name and Principal Position                           Salary        Bonus          Awards          Options(#)
---------------------------                          --------      -------     -----------        ------------
Charlie W. Brinkley, Jr.               2002          $250,000      $50,000     $101,500(1)               --
   Chief Executive Officer of          2001          $200,000      $35,000      $82,500(1)           10,000(2)
   the Company                         2000          $150,000      $25,000      $75,000(1)               --



John G. Squires                        2002          $250,000      $25,000           --                  --
   President and Chief Financial       2001          $200,000      $35,000           --              10,000(2)
   Officer of the Company              2000          $150,000      $25,000           --              135,000



Dennis J. Bedley                       2002          $162,500      $15,000           --              10,000
   Chief Executive Officer             2001          $107,000       $5,000           --              33,000
   of Southern Community Bank of       2000                --           --           --                  --
   South Florida


Thomas  H. Dargan, Jr.                 2002          $140,000      $12,000           --                  --
   Chief Executive Officer of          2001          $125,000       $4,000           --              28,750
   Southern Community Bank             2000          $108,000           --           --               8,125



Richard L. Garner                      2002          $155,000       $5,500           --                  --
   Chief Executive Officer of          2001          $135,000       $5,000           --              60,000
   Southern Community Bank of          2000                --           --           --                  --
   Southwest Florida

Joel E. Whittenhall                    2002          $155,000       $5,500           --                  --
                                       2001          $135,000       $5,000           --              60,000
                                       2000                --           --           --                  --


         (1) Mr. Brinkley received restricted stock grants of 10,000 shares on each of January 1, 2000, 2001 and 2002. The grants were valued at $7.50 per share in 2000, $8.25 per share in 2001, and $10.50 per share in 2002. The shares granted in 2000 and 2001 vest over a five-year period from the date of grant with 5% of the total number of shares being vested on the first anniversary of the date of grant, 10% of such shares being vested on the second anniversary of the date of grant, 35% of such shares being vested on the third anniversary of the date of grant, and 25% of such shares being vested on the fourth and fifth anniversaries of the date of grant. The shares granted in 2002 vest over a three year period from the date of grant, at the rate of one-third per year. Southern does not issue any shares to Mr. Brinkley until such shares are vested. Accordingly, Mr. Brinkley has no voting or dividend rights until such shares are vested. As of December 31, 2002, 9,834 of these shares were vested.

         (2) These options were cancelled in 2002 upon the mutual agreement of the Company and the executive.

         The following table sets forth information on stock options granted by the Company in 2002 to the executive officers listed above.


                             OPTIONS GRANTED IN 2002
                               (INDIVIDUAL GRANTS)

                                       Number of         Percent of
                                      Securities        Total Options
                                      Underlying         Granted to        Exercise
                                        Options           Employees         Price               Expiration
Name                                  Granted (#)          in 2002        ($/Shares)               Date
----                                  -----------          -------        ----------            ----------
Dennis J. Bedley                        10,000              13.2%           $10.50           August 8, 2011

         The following table sets forth information with respect to the exercise of options in 2002 and the value of unexercised options held as of the end of 2002 held by the executive officers listed above.

      AGGREGATE OPTION EXERCISES IN 2002 AND FISCAL YEAR-END OPTION VALUES


                                                                     Number of
                                                                    Securities
                                                                    Underlying
                                Shares            Value             Unexercised        Value of Unexercised
                              Acquired on        Realized           Options at         In-the-Money Options
Name                         Exercise (#)          ($)               12/31/02             at 12/31/02 ($)
----                         --------------    ------------       ----------------     ----------------------
                                                                   Exercisable/             Exercisable/
                                                                   Unexercisable            Unexercisable
                                                                  ----------------     ----------------------
Charlie W. Brinkley, Jr.            --                --             42,000/28,000          $126,000/$84,000

John G. Squires                     --                --            65,834/104,166         $197,502/$312,498

Dennis J. Bedley                    --                --              6,600/38,400           $14,715/$58,860

Thomas Dargan, Jr.                  --                --              37,000/8,000           $76,550/$16,200

Richard L. Garner                   --                --             12,000/48,000          $27,000/$108,000

Joel E. Whittenhall                 --                --             12,000/48,000          $27,000/$108,000



TERMINATION AGREEMENTS


         The Company has entered into termination agreements with Charlie Brinkley, John Squires, Dennis Bedley, Thomas Dargan, Richard Garner and Joel Whittenhall, pursuant to which the Company is required to pay severance benefits to each executive in the event of the involuntary termination of his employment or the voluntary termination of his employment following a change of control of the Company. In either of these events, the Company will pay to the executive an amount equal to 18 months of salary in a lump sum due within 10 days of termination of employment. The Company will not be required to make any payments if the executive is terminated for cause. Additionally, in the case of Mr. Brinkley and Mr. Squires, the executive will continue to receive the benefit of any scheduled grants of stock awards and any scheduled vesting of any stock options which would have been awarded or vested during the 18 month period.


SALARY CONTINUATION AGREEMENTS


         The Company has entered into salary continuation agreements with Charlie Brinkley, John Squires, Dennis Bedley, Thomas Dargan, Richard Garner and Joel Whittenhall. These agreements provide that each executive will be entitled to receive certain benefits following the termination of his employment as a result of normal retirement, early retirement, a change of control, disability or death. These benefits are generally payable after the executive reaches normal retirement age. These benefits are payable for a period of 20 years (in the case of Mr. Brinkley) and 15 years (in the case of the other executives). The amount of the scheduled annual benefit increases each year that the executive is employed by the Company. In the event of a change of control of the Company, each executive will receive the maximum amount of his scheduled annual benefits. The annual amount of benefits which each executive is entitled to receive at normal retirement is as follows:



                                          ANNUAL BENEFIT AT
NAME OF EXECUTIVE                         NORMAL RETIREMENT
-----------------                         -----------------
Mr. Brinkley                                  $100,000(1)
Mr. Squires                                    $89,878(1)
Mr. Bedley                                     $92,175
Mr. Dargan                                     $54,697
Mr. Garner                                     $52,593
Mr. Whittenhall                                $66,547


     (1) The annual enefit for Mr. Brinkley and Mr. Squires will increase by the percentage change in the consumer price index once the benefit becomes payable.


     The agreements for Mr. Bedley, Mr. Dargan, Mr. Garner and Mr. Whittenhall provide that, in the event of the death of the executive, his beneficiary will receive a lump sum payment based upon the discounted present value of the scheduled annual benefits which would have been paid to him at normal retirement. No benefits are payable to any executive in the event that his employment is terminated for cause. These agreements also provided that each executive will forfeit his right to future payments if the executive competes with the Company within a period of one year following the termination of his employment, except in the case of termination following a change of control.


RESTRICTED STOCK AGREEMENT WITH MR. BRINKLEY

         On January 1, 1999, Mr. Brinkley entered into an agreement with the Company providing for the grant of up to 100,000 shares of common stock, which are non-transferable except as described below. The agreement provides that Mr. Brinkley will be granted the right to receive 10,000 shares each year for a period of 10 years commencing on January 1, 1999 and on each January 1st thereafter through the year 2008. However, the board will determine the level of all grants after year 2003 based on the performance of the Company. Shares of stock granted on January 1, 1999 and January 1, 2000 vest over a five year period from the date of grant with 5% of the total number of such shares being vested on the first anniversary of the date of grant, 10% of such shares being vested on the second anniversary of the date of grant, 35% of such shares being vested on the third anniversary of the date of grant, and 25% of such shares being vested on the fourth and fifth anniversaries of the date of grant. Shares of stock granted after January 1, 2000 vest ratably over a three year period from the date of grant, with 33% of such shares being vested on each of the first, second and third anniversary of the date of grant. In the event that a majority of the outstanding shares of the Company are acquired in a merger or other transaction requiring approval under the Bank Holding Company Act of 1956, all shares issuable under the plan will immediately be granted to Mr. Brinkley and become fully vested shares. If Mr. Brinkley is terminated without cause, all of the shares granted to him under the plan shall be immediately and fully vested and transferable without restriction. If Mr. Brinkley is terminated for cause, Mr. Brinkley forfeits all rights to the shares except shares which have become vested as of the date of such termination.

STOCK OPTION PLANS

         The Company currently has five stock option plans, as follows:

o 1999 EMPLOYEE INCENTIVE STOCK OPTION PLAN. The Company adopted an employee incentive stock option plan in 1999. Under the terms of the plan, the Company is authorized to issue options covering up to 212,000 shares to officers and employees of the Company and its subsidiaries. As of December 31, 2002, the Company had granted options under the plan to acquire 179,000 at an exercise price of $7.50 per share.

o 1999 DIRECTORS STOCK OPTION PLAN. The Company adopted a directors stock option plan in 1999. Under the terms of the plan, the Company is authorized to grant options covering up to 140,000 shares of its common stock. As of December 31, 2002, the Company had granted options under the plan to purchase 140,000 shares at an exercise price of $7.50 per share.

o PENINSULA INCENTIVE STOCK OPTION PLAN. In April 2001, the Company assumed all of the obligations of Peninsula Bancorp, Inc., under its existing employee stock option plan as part of the merger with Peninsula. As a result, the Company has assumed the obligation to issue up to 85,125 shares under options granted to employees of Peninsula Bank of Central Florida (now known as Southern Community Bank, Atlantic).

o PENINSULA DIRECTOR STOCK OPTION PLAN. In April 2001, the Company assumed all of the obligations of Peninsula under its existing director stock option plan as part of the merger with Peninsula. As a result, the Company is obligated to issue up to 50,000 shares under options held by former directors of Peninsula.

o 2001 EQUITY INCENTIVE PLAN. In April 2001, the Company adopted the 2001 Equity Incentive Plan. Under the plan, the Company is authorized to issue up to 2,000,000 shares of its common stock to employees and directors pursuant to stock, options and restricted stock grants. The plan is administered by a board of directors of the Company. As of December 31, 2002, the Company had issued options covering 530,040 shares of its common stock pursuant to the plan.

EMPLOYEE STOCK PURCHASE PLAN


         Southern has established an employee stock purchase plan under which a total of 65,000 shares of Southern's common stock have been made available for sale to Southern's employees. The board of directors administers the plan. Employees are eligible to participate in the plan if they are full-time employees for at least 90 consecutive days. The plan permits eligible employees to purchase common stock through payroll deductions, which, subject to certain limitations, may not exceed 10% of an employee's compensation. The minimum purchase each month by an eligible employee is one share of common stock. The purchase price of each share of common stock under the purchase plan will be equal to the fair market value per share of common stock, but will never be less than $7.50 per share.


         Eligible employees have the opportunity to enroll in the purchase plan beginning on March 1 and ending on March 31 every year. Employees may terminate their participation in the purchase plan at any time. Participation ends automatically upon termination of employment. In the event that an employee participating in the plan ceases to be a Southern employee, Southern has the right to repurchase all or any portion of the shares purchased by such employee under the plan at any time during the following 24 months for a purchase price equal to the fair market value of the stock at the time of such repurchase. The plan will terminate upon the earlier of September 16, 2004, or the date all of the shares reserved for purchase under the purchase plan have been purchased, unless the board of directors terminates it sooner. The board of directors also has the right to amend or suspend the plan at any time without prior notice.

COMPENSATION OF DIRECTORS


         The directors of the Company do not receive any compensation for serving as directors of the Company or committees of the board of directors. However, all of the Company's directors also serve as directors of one or more of the Company's subsidiaries and receive a monthly fee of $300 for such services, except for directors of Southern Community Bank of South Florida who presently receive no directors' fees.

                     TRANSACTIONS WITH MANAGEMENT AND OTHERS

         From time to time, the Company's bank subsidiaries make loans to its executive officers and directors. The banks make all such loans on terms and conditions, including interest rates and collateral that are applicable to loans the banks make to unaffiliated parties. As of December 31, 2002, the outstanding balance of all such loans was $31,239,000. In addition, the banks have approved unsecured lines of credit for each director in the amount of $75,000. These lines of credit are subject to renewal on an annual basis. All extensions of credit to executive officers and directors are subject to approval by the board of directors of each bank with the interested person abstaining from any participation in the discussion or decision with respect to his or her own loan.

         The Company leases its Boca Raton branch location from an entity controlled by Gregory Talbott. Mr. Talbott serves as a director of the Company. Total lease payments were $64,000 in 2002.

         The Company utilizes the law firm of Killgore, Pearlman to provide certain legal services. The daughter of John G. Squires, the president and a director of the Company, is a member of this firm. During 2002, the Company paid Killgore, Pearlman $101,000 in legal fees. This firm also receives title insurance premiums for title policies associated with loans made by the Company.

         Southern Community Insurance Agency, Inc., a wholly owned subsidiary of Southern Community Bank, has entered into a relationship with Insurance Office of America, Inc., an insurance agency controlled by John K. Ritenour. Mr. Ritenour serves as a director of the Company. Insurance Office of America, Inc., pays Southern Community Insurance Agency, Inc., 25% of the commissions received from policies with new customers referred by Southern and 20% of the commissions received from policy renewals. The total amount paid by Insurance Office of America to Southern Community Insurance Agency, Inc. in 2002 was $45,000. Southern Community Insurance Agency, Inc. also receives a portion of the commissions for title insurance policies issued by the law firm Killgore, Pearlman in connection with real estate secured loans made by Southern Community Bank. During 2002, these title insurance premiums were $64,000.

         Southern Community Bank of South Florida borrowed $308,000 from an unaffiliated bank to fund that bank's initial organizational costs. The loan was guaranteed by the organizers of the new bank, including Dennis Bedley, Charlie Brinkley, Alfred Cinque, John Squires and Gregory Talbott, who currently serve as directors of the Company. In 2002, the Company repaid the loan in connection with the opening of the bank.

         In August 2002, the Company granted stock options to each of the organizers of Southern Community Bank of South Florida, other than Charlie Brinkley and John Squires. These individuals received options for 10,000 shares, with an exercise price of $10.50 per share. These options will have substantially the same terms as the stock options previously granted to the Company's non-executive directors.

         The Company owns a 50% interest in Southern Community Banc Mortgage LLC, a company which originates, processes and resells mortgage loans. The remaining 50% interest in Southern Community Banc Mortgage LLC is owned by American Heritage Affiliates, Inc., which is controlled by Sal A. Nunziata. Mr. Nunziata serves as managing director of Southern Community Banc Mortgage LLC and is a director of the Company. Southern Community Banc Mortgage LLC generated revenues of $963,000 and net income of $333,000 in 2002, and made distributions of $167,000 to each of its owners in 2002.

           COMPANY'S RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

         The board of directors, upon recommendation of its audit committee, has engaged Hacker, Johnson & Smith, P.A., certified public accountants, to act as the Company's independent public accountants. Representatives of Hacker, Johnson are expected to be present at the annual meeting, will have an opportunity to make a statement if they desire, and will be available to respond to questions.

         The audit report of Hacker, Johnson on the consolidated financial statements of the Company as of and for the fiscal year ended December 31, 2002 did not contain any adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles.

         During the two fiscal years ended December 31, 2002, there were no disagreements between the Company and Hacker, Johnson on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Hacker, Johnson's satisfaction, would have caused Hacker, Johnson to make reference to the subject matter of the disagreement in connection with its reports.

AUDIT AND NON-AUDIT FEES

         The following table presents fees for professional audit services rendered by Hacker, Johnson for the audit of the Company's annual financial statements for 2002 and the review of the Company's quarterly financial statements for 2002, and fees billed for other services rendered by Hacker, Johnson during 2002.

          TYPE OF FEES                                    AMOUNT
          ------------                                    ------
          Audit fees                                   $   103,000
          All other fees (a)                           $    10,000


(a) Principally audits of employee benefit plans, assurance services provided in connection with SEC registration statements and other securities offerings, services with respect to internal controls and tax-related services related primarily to tax compliance (including U.S. federal returns) and tax examination assistance.

         All non-audit services were reviewed with the audit committee, which concluded that the provision of such services by Hacker, Johnson was compatible with the maintenance of that firm's independence in the conduct of its auditing functions.

                             ADDITIONAL INFORMATION

COSTS OF SOLICITATION

         The entire cost of soliciting proxies for the annual meeting will be borne by the Company. Solicitation of proxies may be made through personal calls upon, or telephone or other communications with, shareholders or their representatives by officers and other employees of the Company, who will receive no additional compensation therefore.

SHAREHOLDER PROPOSALS FOR THE 2004 MEETING

         Shareholders interested in submitting a proposal for inclusion in the proxy materials for the annual meeting of shareholders in 2004 may do so by following the procedures prescribed in SEC Rule 14a-8. To be eligible for inclusion, shareholder proposals must be received by the Company's Corporate Secretary no later than November 28, 2003. Proposals should be sent to Corporate Secretary, Southern Community Bancorp, 250 North Orange Avenue, Orlando, Florida, 32801.

"HOUSEHOLDING" OF PROXY MATERIALS.

         The Securities and Exchange Commission has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more shareholders sharing the same address by delivering a single proxy statement addressed to those shareholders. This process, which is commonly referred to as "householding," potentially provides extra convenience for shareholders and cost savings for companies. The Company and some brokers household proxy materials, delivering a single proxy statement to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker or us that they or we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, please notify your broker if your shares are held in a brokerage account or us if you hold registered shares. You can notify us by sending a written request to Southern Community Bancorp, Orlando, 250 North Orange Avenue, Orlando, Florida 32801.

FLORIDA INTANGIBLE TAX

         Pursuant to Rule 12C-2.008(1)(a)3., Florida Administrative Code, the Company is required to notify its shareholders of their potential liability for payment of the Florida tax on intangible personal property based on the value of their shares of the Company's common stock and to provide a notice of the just value per share of the stock. This notice is to fulfill those requirements.

         AT DECEMBER 31, 2002, THE JUST VALUE PER SHARE OF THE COMMON STOCK OF SOUTHERN COMMUNITY BANCORP WAS $10.50 PER SHARE.

OTHER MATTERS

         Management is not aware of any other matters to be presented for action at the annual meeting. IF, HOWEVER, ANY OTHER MATTERS COME BEFORE THE ANNUAL MEETING, THE PERSONS NAMED AS PROXIES WILL VOTE ON SUCH MATTERS IN ACCORDANCE WITH THEIR BEST JUDGMENT.

                                      PROXY

                         Annual Meeting of Shareholders
                          of Southern Community Bancorp
                          to be Held on April 17, 2003



         The undersigned hereby appoints Charlie W. Brinkley, Jr., as proxy, with the power to appoint a substitute, and to vote, as designated on the reverse side, all of the shares of common stock of Southern Community Bancorp held of record on March 14, 2003 by the undersigned at the annual meeting of shareholders to be held on April 17, 2003, or any adjournment or postponement thereof.


                  (Continued and to be Signed on Reverse Side)

- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

1.       ELECTION OF DIRECTORS:       [ ] FOR             [ ] WITHHOLD
         ---------------------
         THE BOARD OF DIRECTORS
         RECOMMENDS A  VOTE FOR
         THE FOLLOWING NOMINEES:      Clark D. Jensen
                                      Sanford H. Miller
                                      Sal A. Nunziata
                                      Stanley H. Sandefur
                                      Gregory K. Talbott
                                      Joel E. Whittenhall


INSTRUCTION:      TO WITHHOLD AUTHORITY TO VOTE FOR AN INDIVIDUAL NOMINEE,
                  STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST ABOVE. IF
                  AUTHORITY IS NOT SO WITHHELD, THE PROXY WILL BE VOTED TO ELECT
                  ALL NOMINEES.

2. To approve the proposed amendment to the articles of incorporation to provide that the number of directors would be specified in the Company's bylaws, as amended from time to time by the Company's board of directors.

                                      [ ] FOR             [ ] AGAINST

3. In their discretion, the proxies are authorized to vote upon any other matter coming before the meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THE PROXY WILL BE VOTED FOR ALL NOMINEES AND FOR ALL OTHER PROPOSALS DESCRIBED HEREIN.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY.

We have enclosed an envelope for your convenience in returning your proxy.

SIGNATURE_____________DATE__________SIGNATURE_____________DATE_________


NOTE: Please sign name(s) exactly as shown above. When signing as executor, administrator, trustee or guardian, give the title as such. When shares have been issued in the name of two or more persons, all should sign.